Exhibit 3.7	Articles of Amendment to change corporate name to Waytronx, Inc. filed with the Colorado Department of State December 12, 2007.

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E-Filed

Colorado Secretary of State
Date and Time: 12/12/2007 11:53 AM
Id Number: 19981073965

Document number: 20071568374

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19981073965

1. Entity name: ONSCREEN TECHNOLOGIES, INC.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) Waytronx, Inc.

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Rightmyer	Larry	G.	
(Last)	(First)	(Middle)	(Suffix)

200 9Avenue No.

(Street name and number or Post Office information)

suite 130

Safety Harbor	FL	34695
(City)	(State)	(Postal/Zip Code)
	United States	
(Province – if applicable)	(Country – if not US)	

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.

Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments

Attachment 1
Minutes of SH Mtg Authorizing Name Change, page 2

Attachment 2
Minutes of SH Mtg Authorizing Name Change, page 1

Minutes of 2007 Annual Meeting of Shareholders
OnScreen Technologies, Inc.
December 10, 2007

The 2007 Annual Meeting of Shareholders was held on Monday, December 10, 2007 at 9:00 a.m. PST in the Hyatt Regency Mission Bay, 1441 Quivira Road, San Diego, California 92109 for the following purposes:

1. The election of one director to hold office for two years or until his successor is duly elected and qualified;
2. To amend the Company's Restated Articles of Incorporation to change the name of the corporation to Waytronx, Inc.
3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors fixed the close of business on October 5, 2007 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. All such stockholders of record were properly notified and proxies were distributed.

There were present and participating at the meeting:

William J. Clough, CEO/President/Director
Bradley J. Hallock, Corporate Secretary/Director
John P. Rouse, Director
Clifford L. Melby, COO

The meeting was called to order by William J. Clough, Corporate President and CEO.

William J. Clough, after being advised that a voting quorum was present in person or by proxy, announced the first item on the meeting agenda, the election of one director to serve a two-year term.

The shareholders present and who voted previously by proxy and wished to change their vote, or who have not yet voted, were given the opportunity to change their vote or cast their vote.

William J. Clough then requested the Inspector of Elections to tabulate the votes relating to the election for the Board of Directors, Seat 6 and provide a report so that the out come of the election could be made to the audience.

The Inspector of Elections reported the vote tally as follows:

The vote tally relating to the election of Corey Lambrecht to Seat 6 (two year term) of the Board of Directors is:

FOR	WITHHOLD
[79,803,740]	[211,867]

William J. Clough announced to the audience that, based on the report of the Inspector of Elections, Corey Lambrecht was duly elected to Seat 6 of the OnScreen

Technologies, Inc. Board of Directors to serve the term as noted above and until his successor shall have been elected and qualified.

William J. Clough then announced the second item on the agenda, the amendment to the Articles of Incorporation to effect a corporate name change to Waytronx, Inc.

The shareholders present and who voted previously by proxy and wished to change their vote, or who have not yet voted, were given the opportunity to change their vote or cast their vote.

William J. Clough requested the Inspector of Elections to tabulate the votes relating to the amendment to the Articles of Incorporation to effect a change of the corporate name from OnScreen Technologies, Inc. to Waytronx, Inc. and provide a report so that the out come of the election could be made to the audience.

The Inspector of Elections reported the vote tally as follows:

> The vote tally relating to the amendment of the corporate Articles of Incorporation to effect a change of the corporate name from OnScreen Technologies, Inc. to Waytronx, Inc. is:

FOR	AGAINST	ABSTAIN
[6,457,430]	[9,005]	[4,730,494]

William J. Clough announced to the audience that, based on the report of the Inspector of Elections, the Articles of Incorporation of OnScreen Technologies, Inc. are hereby amended by deleting, in its entirety, *Article I, Name*, and substituting in place thereof the following;

"ARTICLE I
NAME

The name of the corporation shall be Waytronx, Inc."

William J. Clough announced that this amendment shall become effective upon the filing of an amendment to the Company's Restated Articles of Incorporation with the Colorado Secretary of State which filing shall be made forthwith.

There being no further business to come before this meeting, the meeting was adjourned.

Date: December 10, 2007

William J. Clough,
President/CEO

Bradley J. Hallock,
Corporate Secretary

OFFICE OF THE SECRETARY OF STATE
OF THE STATE OF COLORADO

CERTIFICATE

I, Mike Coffman, as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office,

Waytronx, Inc.

is a

Corporation

formed or registered on 04/21/1998 under the law of Colorado, has complied with all applicable requirements of this office, and is in good standing with this office. This entity has been assigned entity identification number 19981073965 .

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 12/07/2007 that have been posted, and by documents delivered to this office electronically through 12/13/2007 @ 14:33:31 .

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, authenticated, issued, delivered and communicated this official certificate at Denver, Colorado on 12/13/2007 @ 14:33:31 pursuant to and in accordance with applicable law. This certificate is assigned Confirmation Number 6956478 .

Secretary of State of the State of Colorado

End of Certificate